UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2008

INFINITY CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-30999	16-1675285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Broad Street, 5th Floor, New York, NY  10004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (212) 962-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 9, 2008, Strategic Environmental & Energy Resources, Inc. (“SEER”) (formerly Satellite Organizing Solutions, Inc.), a Nevada corporation and a majority owned subsidiary of Infinity Capital Group,  Inc. signed an Acquisition Agreement  (“Agreement”) with REGS, LLC and Tactical Cleaning Company, LLC, both of which are Colorado Limited Liability Companies.

The boards of directors of Infinity Capital Group, Inc., Strategic Environmental & Energy Resources, Inc., and REGS, respectively, have each approved, as being in the best interests of the respective corporations and LLCs and their stockholders and interest holders, the acquisition of the REGS LLCs (the “Acquisition”) by Strategic Environmental & Energy Resources, Inc, in accordance with the applicable provisions of the Nevada Revised Statutes and the Colorado Revised Statutes.

Pursuant to the Acquisition, each interest holder of REGS, LLC and Tactical Cleaning Company, LLC shall allow their interests to be acquired for a number of shares of Strategic Environmental & Energy Resources, Inc. common stock, no par value equal to the Conversion Amount.

In accordance with the Agreement a reverse stock split of Strategic Environmental & Energy Resources, Inc. Common Stock has been consummated on a one for four basis; pursuant to which each four (4) outstanding shares of Strategic Environmental & Energy Resources, Inc. Common Stock has been converted into one (1) share of Strategic Environmental & Energy Resources, Inc. Common Stock.

The Agreement in its entirety is attached hereto as Exhibit 10.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

a)	Financial Statements of business acquired:	None
b)	Pro Forma Financial Information:	None
c)	Shell Company Transactions:	None
d)	Exhibits:	10.1 – Acquisition Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2008
INFINITY CAPITAL GROUP, INC.

/s/Gregory H. Laborde
Gregory H. Laborde, President